Stock PURCHASE AGREEMENT

TO: MICROLOGIX BIOTECH INC. (the "Company")

Pursuant to Section 4.1(b) of the Collaboration and License Agreement, the undersigned, Strata Pharmaceuticals Inc. (the "Subscriber"), hereby offers to subscribe for 617,284 Common Shares (the "Securities") of the Company, at a price of USD$0.81 per share, such Securities having the terms summarized below, upon and subject to the terms and conditions set forth on the reverse of this Stock Purchase Agreement (which terms and conditions are incorporated into and form part of this Stock Purchase Agreement) and delivers, with this subscription, the Total Subscription Price set forth below.

Number of Common Shares Subscribed For 617,284 Total Subscription Price: USD$500,000

The Subscriber hereby directs the Company to issue, register and deliver the certificate representing the Securities as follows:

EXECUTED by the Subscriber this 2nd day of August, 2004.
WITNESS: "Clint Davis" Signature of witness	EXECUTION BY SUBSCRIBER: X Signature of individual (if Subscriber is an individual)
Clint Davis Name of witness	X "Theodore Schroeder" Authorized signatory (if Subscriber is not an individual)
3811 Valley Centre Drive, Ste. 500 Address of witness	Strata Pharmaceuticals, Inc. Name of Subscriber (please print)
San Diego, CA 92130	Theodore R. Schroeder Name of Authorized signatory (please print)
ACCEPTED this 2nd day of August, 2004 by: MICROLOGIX BIOTECH INC. Per: "Arthur Ayres" Authorized signatory	10923 Cloverhurst Way Address of Subscriber (residence if an individual) San Diego, CA 92130 Facsimile number of Subscriber
3650 Wesbrook Mall, Vancouver, B.C. Address (604) 221-9688 Facsimile	(858) 793-1169 Telephone number of Subscriber

Acceptance and Delivery. This Subscription will be deemed to have been accepted and completed upon the delivery of the certificate for the Securities to the Subscriber in accordance with the provisions hereof.

Issuance and Closing. Subject to the terms and conditions of this Stock Purchase Agreement, the Company hereby agrees to issue to Subscriber and Subscriber hereby agrees to subscribe for, purchase and acquire (the "Subscription") from the Company, the Securities. The closing of the sale and purchase of the Securities under this Stock Purchase Agreement (the "Closing") shall take place at 10:00 a.m. (Vancouver time) as of the date hereof (the "Closing Date"), at the offices of Farris, Vaughan, Wills & Murphy, Vancouver, British Columbia, or at such other time or place as the Company and Subscriber may mutually agree. Prior to (and as a condition precedent to) the Closing, the Company will deliver to the Subscriber an opinion of Farris, Vaughan, Wills & Murphy in the form attached as Schedule "B".

Delivery. At Closing, subject to the terms and conditions hereof, the Company will deliver to Subscriber certificates, each representing the number of Securities and registered in the name of Subscriber.

Information and Documents. The Subscriber will promptly upon request by the Company provide the Company with such information and execute and deliver to the Company such other undertakings, questionnaires and other documents as are required by the TSX or a securities regulatory authority in connection with the issue and sale of the Securities all of which will form part of and will be incorporated into this Subscription with the same effect as if each constituted a representation and warranty of the Subscriber set forth herein. The Subscriber consents to the filing of such undertakings, questionnaires and other documents with the TSX or any securities regulatory authority in connection with the transactions contemplated hereby.

Subscriber's Representations and Warranties. In giving this Subscription, the Subscriber represents and warrants to the Company, as representations and warranties that are true as of the date hereof, that the Subscriber:
    acknowledges that the Securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and the contemplated sale to U.S. Persons or Persons (as defined in Regulation S of the U.S. Securities Act) in the United States is being made in reliance on a private placement exemption to an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act) and similar exemptions under applicable state securities laws, and are not presently being registered thereunder. The Subscriber also understands that the Company has not agreed to register the Securities for distribution in accordance with the provisions of U.S. federal securities law or any applicable state securities laws, and that the Company has not agreed to make available any exemption under any such laws for the resale of the Securities.
    based on the Subscriber's receipt of at least USD$6,000,000 pursuant to the financing described in Section 16.1(a) of the Collaboration and License Agreement, Subscriber is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act;
    the Securities are being acquired by the Subscriber for investment purposes only, for the account of the Subscriber, not as a nominee or agent, and not with the view to any resale or distribution of any part thereof, and the Subscriber is not participating, directly or indirectly, in an underwriting of such Securities and will not take, or cause to be taken, any action that would cause the Subscriber to be deemed an "underwriter", as defined in Section 2(11) of the U.S. Securities Act of such Securities;
    agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may not be offered, sold or otherwise transferred unless (A) the transfer is made to the Company, or (B) the transfer is made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, (C) the transfer is made in accordance with the exemption from registration under the U.S. Securities Act provided by Rules 144 or 144A thereunder, if available, and in compliance with any applicable state securities laws, or (D) the transfer is made in a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, and it has furnished to the Company an opinion from counsel of recognized standing or other evidence to such effect reasonably satisfactory to the Company prior to such offer, sale or transfer;
    understands that each certificate representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legends:

      a legend for United States securities laws purposes until such time as the same is no longer required under applicable requirements of the U.S. Securities Act, or applicable state securities laws, as follows:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULES 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION FROM COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE TO SUCH EFFECT REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER."

provided, that if any Securities are being sold outside the United States in compliance with Rule 904 of Regulation S, at a time when the Company is a "foreign issuer" as defined in Regulation S, the legends set forth in this paragraph many be removed in connection therewith upon delivery of a declaration to the effect set forth in Schedule "A" to this Stock Purchase Agreement, or in such other form as the Company may from time to time reasonably prescribe, to the Company's registrar and transfer agent. The Subscriber acknowledges that the Company is not obligated to remain a "foreign" issuer as defined in Regulations S;

  a legend for Canadian Securities Laws purposes, as follows:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO

STOCK EXCHANGE, HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

    (the "Canadian Securities Laws Legend")

    is a resident of the jurisdiction of its address, as set out on the reverse hereof and all of the Subscriber's acts, directly or indirectly, in connection with this Subscription have occurred only in that jurisdiction;

    understands that the Securities have not been and will not be registered or qualified under a prospectus and are being sold in reliance on Exemptions from the requirement for the Company to, among other things, prepare and file and deliver to the Subscriber a prospectus or other offering document and that, as a result: (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (ii) the Subscriber will not receive a prospectus or other offering document and the Company is not required to provide the Subscriber with the information that would otherwise be required to be provided to the Subscriber under the Canadian Securities Laws in a prospectus or other offering document; (iii) the Subscriber is not entitled to certain civil remedies that would otherwise be available under the Canadian Securities Laws were the Securities to be sold under a prospectus or other offering document, for example, a right of action against the Company for a misrepresentation or withdrawal; and (iv) the Subscriber will not receive the benefits associated with a purchase of securities distributed under a prospectus or other offering document.

    believes that it is able to evaluate the merits and risks of an investment in the Securities and all other matters in connection with this Subscription and that the Subscriber has sought such advice as the Subscriber considers necessary from its registered securities adviser, broker or financial or other advisers, or the Subscriber believes that it has such knowledge and experience in financial or business affairs as to be capable of doing so;

    has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities;

    acknowledges that it has been offered the opportunity to ask questions and receive answers concerning the Company and its proposed business, and that all requests for such information have been complied with to the Subscriber's full satisfaction;

    further represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of such investment, and for its own analysis of the fairness and desirability of the terms of such investment;

    further represents and acknowledges that it has relied solely upon publicly available information relating to the Company and such other information as provided by the Company and this Stock Purchase Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or any employee, agent or affiliate thereof or any other person associated therewith;

    acknowledges that the purchase of the Securities involves risk, that there is no government or other guarantee or insurance covering the Securities and that the Subscriber may lose its entire investment;

    understands that the Securities are subject to resale restrictions under the Canadian Securities Laws and agrees that it is the Subscriber's responsibility to investigate and to comply with those resale restrictions;

    acknowledges that the purchase of the Securities has not been made through or as a result of any advertising; and

    acknowledges that the purchase of the securities has not been made through an agent.

Representations and Warranties of the Company. The Company represents and warrants to the Subscriber as representations and warranties that are true as of the date hereof, that:

    the Company is a reporting issuer in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec and is in good standing under the applicable securities laws of each of these provinces and is in material compliance with the by-laws, rules and regulations of the TSX;

    the information regarding the Company provided by the disclosure documents filed on SEDAR (the "Public Disclosure Record"), as at the date of filing of such information, is true and complete in all material respects and contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it is made; and since April 30, 2003 there has occurred no material adverse change in the Company's business, financial condition, results of operations or prospects which is required to be publicly disclosed which has not been publicly disclosed;

    the Company (i) has been duly incorporated, organised and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (ii) is duly licensed and registered and qualified as a corporation to do business in each jurisdiction in which it owns or leases property or carries on business, unless in each case, the failure to so qualify in any such jurisdiction would not have a material adverse effect on the Company and its operating subsidiaries taken as a whole, and (iii) has all necessary corporate power to own its properties and to carry on its business;

    subject to obtaining the necessary consents from the TSX, the Company has the requisite corporate power, capacity and authority (i) to execute, deliver and perform its obligations under this Stock Purchase Agreement; (ii) to issue the Securities to the Subscriber in the manner set out in this Stock Purchase Agreement; and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Stock Purchase Agreement. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorisation, execution and delivery of this Stock Purchase Agreement, and the performance of all obligations of the Company hereunder and the authorisation, issuance and delivery of the Securities has been taken or will be taken, and this Stock Purchase Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms;

    the Company has an authorized share capital consisting of 300,000,000 common shares and 100,000,000 preferred shares, of which 54,822,401 common shares, 350,000 Series A preferred shares, 1,000,000 Series B preferred shares, 5,250,000 Series C preferred shares and 4,000,0000 Series D preferred shares have been issued, and are outstanding as fully paid and non-assessable shares as of July 30, 2004. The Securities, when issued, sold and delivered in accordance with the terms of this Stock Purchase Agreement, will be validly issued, as fully paid and non-assessable shares of Company, and shall be free and clear of any liens, mortgages, charges, security interests, burdens, encumbrances and other restrictions or limitations of any kind whatsoever, other than restrictions covered by any applicable securities legislation, or requirements of the TSX;

    the execution, delivery and performance of this Stock Purchase Agreement and of the transactions contemplated by this Stock Purchase Agreement will not result in any violation of or constitute either a default under any provision of its Articles of Incorporation or Bylaws or of any material agreement or instrument to which the Company is a party or by which the Company is bound, or any judgement, decree, order, law, statute, rule or regulation applicable to the Company where a breach would have a material adverse effect on the Company;

    other than as disclosed in the Public Disclosure Record, each of the Company and its operating subsidiaries has been conducting its business in the ordinary course in compliance with all applicable federal, provincial, state and local laws, rules and regulations of each jurisdiction in which it carries on business and is not in breach of any such laws, rules and regulations where a breach would have a material adverse effect on the Company's, or its operating subsidiaries', business. The Company is duly licensed, registered and qualified in each jurisdiction in which it carries on business so as to enable it to carry on its business as now conducted by it. All such licenses, registrations and qualifications are in good standing in all material respects;

    the Company has taken or will take all steps as may be necessary for it to comply with the requirements of the Canadian Securities Laws in respect of the distribution of the Securities to the Subscriber and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the Canadian Securities Laws in respect of the distribution of the Securities to the Subscriber;

    since April 30, 2003, the Company has filed all reports, schedules, forms, statements, and exhibits required to be filed by it under the Canadian Securities Laws;

    the Company will use commercially reasonable efforts to maintain the listing of its common shares on the TSX for a period of 24 months after the acceptance of this Subscription;

    the Company will use commercially reasonable efforts to maintain its status as a reporting issuer under the securities legislation in the Province of British Columbia for a period of 24 months after the acceptance of this Subscription;

    the TSX has conditionally approved the listing of the Securities, subject to the Company fulfilling all of the requirements of the TSX on or before August 27, 2004, 2004; and

    On or after December 3, 2004, the Company shall instruct its transfer agent to remove the Canadian Securities Laws Legend from each certificate representing the Securities upon the delivery of such certificates to its transfer agent by the Subscriber.

Representations and Warranties Survive. The representations and warranties set forth herein above are made by the Subscriber with the intent that they be relied upon by the Company in determining, in part, the availability to the Company of Exemptions. The Subscriber agrees that such representations and warranties survive the acceptance of this Subscription by the Company and the purchase and sale of the Securities and continue in full force and effect. Likewise, the representations and warranties set forth herein above are made by the Company with the intent that they be relied upon by the Subscriber in determining whether to purchase the Securities. the Company agrees that such representations and warranties survive the acceptance of this Subscription by the Company and the purchase and sale of the Securities and continue in full force and effect.

Undertakings. The Subscriber agrees to be bound by and comply with any and all conditions of this Subscription and any other resale restriction regarding the Securities.

Consequences of Misrepresentation or Breach by Subscriber. The Subscriber agrees that in the event any of its representations or warranties herein or in any agreement or other document provided by it in connection with this Subscription is untrue in any material respect or the Subscriber breaches or fails to comply with any agreement made herein, that the Subscriber will indemnify the Company, and its respective directors, officers, agents and advisers from any loss, liability, claim, damage and expense whatsoever arising out of such misrepresentation or breach. Likewise, the Company agrees that in the event any of its representations or warranties herein or in any agreement or other document provided by it in connection with this Subscription is untrue in any material respect or the Company breaches or fails to comply with any agreement made herein, that the Company will indemnify the Subscriber, and its respective directors, officers, agents and advisers from any loss, liability, claim, damage and expense whatsoever arising out of such misrepresentation or breach.

No Withdrawal. The Subscriber agrees that this offer and Subscription is given for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber at any time; provided, however, that the Subscriber shall have no obligation to purchase the Securities until the Subscriber has received the Legal Opinion duly executed by Farris, Vaughan, Wills & Murphy.

Notices. Any notice or communication which the Company or the Subscriber may be required to give or to make under this Subscription will be effective and valid only if in writing, signed by or on behalf of the party giving the notice, and delivered to the other party by telecopier, courier, delivery or registered mail, addressed, to the Company or the Subscriber, as the case may be, at the addresses respectively set forth on the reverse hereof(or to such other address as may be given by notice to the other party in the foregoing manner).

Governing Law. This Subscription will be governed by and construed in accordance with the laws of the Province of British Columbia.

Entire Agreement. This Subscription and the License and Collaboration Agreement contains the entire agreement between the Company and the Subscriber relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated herein or in the Collaboration and License Agreement.

Assignment. Neither this Subscription nor any interest herein or any of the rights arising hereunder may be assigned or transferred by the Subscriber in any manner without the prior express written consent of the Company which shall not be unreasonably withheld.

Modification. Neither this Subscription nor any provision hereof may be modified, changed, discharged or terminated except in writing signed by the party against whom any waiver, change, discharge or termination is sought.

Time of the Essence. Time is of the essence of this offer and Subscription.

Inurement. This Subscription will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Independent Advice. The Subscriber acknowledges that it has been advised by the Company to seek such independent legal, financial or other advice as the Subscriber may require and have been given an adequate opportunity to do so prior to the Subscriber signing this Subscription, and that the Subscriber has either obtained such advice or have declined to do so.

Definitions and Interpretation.

In this Subscription, certain capitalized words have been used as defined below:

"Collaboration and License Agreement" means the Collaboration and License Agreement, dated as of __________________, 2004, between Micrologix Biotech Inc. and Strata Pharmaceuticals Inc.

"Exemptions" means exemptions under the U.S. Securities Act, all applicable Canadian Securities Laws, rules and regulations which may be relied upon in order to permit the offer, sale or transfer of the Securities to the Subscriber without the necessity of the Company taking any affirmative action to prepare, file or deliver a prospectus, registration statement, offering memorandum or similar document;

"Securities" means the securities of the Company as described and defined on the front page of this Subscription Agreement;

"TSX" means the The Toronto Stock Exchange;

"U.S. Securities Act" means the U.S. Securities Act 1933, as amended.

"Canadian Securities Laws" means, collectively, the Securities Act (British Columbia) and regulations thereto, the rules, orders, notices, interpretation notes, blanket orders and published policy statements of the British Columbia Securities Commission and the multilateral instruments and national instruments adopted by the B.C.SC, including national policy statements of the Canadian Securities Administrators;

"SEDAR" means the System for Electronic Document Analysis and Retrieval as defined in National Instrument 13-101 - System for Electronic Document Analysis and Retrieval;

"Subscription" means the offer made by the Subscriber to purchase, take up and pay for Securities and the agreement made between the Company and the Subscriber upon this Subscription being accepted by the Company; and

"Subscription Price" means the price to be paid for the Securities.

The singular of any term includes the plural, and vice versa, and the use of any term or pronoun is generally applicable to any gender and, where applicable, a body corporate.

SCHEDULE "A"

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:

as registrar and transfer agent
for Shares of Micrologix Biotech Inc.

The undersigned (a) acknowledges that the sale of the securities of Micrologix Biotech Inc. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in Rule 405 of the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other Designated Offshore Securities Market (as defined in Regulation S) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:____________________
Name of Seller
By:
Name: Title:

SCHEDULE "B"

August 2, 2004

Strata Pharmaceuticals, Inc.

10923 Cloverhust Way

San Diego, California, 92130

Dear Sirs/Madams:

Re:    Micrologix Biotech Inc. (the "Company") -

Issuance of 617,284 Common Shares

We have acted as counsel to the Company in connection with the subscription for and the issuance of 617,284 common shares in the capital of the Company (the "Common Shares") to Strata Pharmaceuticals, Inc. ("Strata") pursuant to a stock purchase agreement entered into between the Company and Strata as of the date hereof (the "Stock Purchase Agreement").

As counsel to the Company, we have acted in connection with the negotiation, execution and delivery by it of the Stock Purchase Agreement. All terms used in this opinion that are defined in the Stock Purchase Agreement and are not otherwise defined herein will have the same meaning herein as in the Stock Purchase Agreement.

This opinion is being delivered to you pursuant to the Stock Purchase Agreement.

Documents Examined

In connection with the foregoing, we have participated in the preparation of and examined the Stock Purchase Agreement. We have also examined such documents and have considered such questions of law as we have considered relevant and necessary as a basis for the opinion hereinafter set forth. As to various questions of fact material to such opinion and which were not independently established, we have relied upon certificates of public officials, Pacific Corporate Trust Company, an officer of the Company copies of which have been delivered to you today. In such examinations, we have assumed the genuineness of all signatures, the authority of persons signing documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as photostatic copies, facsimile transmissions or electronic correspondence and the identity and capacity of all individuals acting or purporting to act as public officials. We have also assumed the completeness, truth and accuracy of all facts set forth in public records reviewed by us and certificates and other documents supplied by public officials.

Certificates Relied Upon

In rendering the opinion expressed in paragraph 2 as to the valid existence of the Company, we have relied exclusively and without independent investigation upon a certificate of Good Standing issued by the Registrar of Companies of British Columbia dated July 30, 2004, a copy of which has been delivered to you.

In rendering the opinion expressed in paragraph 3 regarding the number of issued and outstanding Common Shares of the Company, we have relied exclusively and without independent investigation upon a letter from Pacific Corporate Trust Company, transfer agent to the Company, dated August 2, 2004, a copy of which has been delivered to you.

In rendering the opinion expressed in paragraph 6 we have relied exclusively and without independent investigation upon a letter from The Toronto Stock Exchange (the "TSX") dated July 23, 2004, a copy of which has been delivered to you.

In rendering the opinion expressed in paragraph 9 we have relied exclusively and without independent investigation upon a certificate issued by the British Columbia Securities Commission pursuant to section 77 of the Securities Act (British Columbia), (the "B.C. Securities Act") dated July 30, 2004 a copy of which has been delivered to you.

As to various questions of fact related to this opinion, we have relied exclusively and without independent investigation upon a certificate of an officer of the Company dated the date hereof, a copy of which is attached as Schedule "A" hereto.

Assumptions

For the purposes of rendering the opinion expressed below, we have assumed:

  the representations and warranties of Strata and the Company set forth in the Stock Purchase Agreement are true and correct and accurate in all respects and that the distribution of Common Shares was effected in accordance with the terms thereof;
  the due and valid authorization, execution and delivery of the Stock Purchase Agreement by Strata and that the Stock Purchase Agreement is a legal, valid and binding obligation of Strata and is enforceable in accordance with its respective terms against Strata;
  all cheques, bank drafts and other methods of payment delivered in consideration for the Common Shares will be honoured upon presentation or will otherwise result in the receipt by the Company of the funds represented by such cheques, bank drafts or other methods of payment;
  the offering, sale and issue of Shares have been effected without the preparation, use or delivery of an "offering memorandum", as defined under the B.C. Securities Act;
  no selling or promotional expenses have been paid or incurred in connection with the offer or sale of the Common Shares;
  that there has been and there will be no advertisement in connection with the distribution of the Common Shares, including, without limitation, in printed public media of general and regular paid circulation, radio, television or telecommunications, including electronic display or as part of a general solicitation;

  that with respect to the issuance of securities by the Company and any subsequent trades of such securities contemplated in our opinion expressed below, at the time of any such issuance or trade, no order will have been issued by the British Columbia Securities Commission or any other regulatory body having jurisdiction or any court having the effect of "cease trading" or otherwise restricting such issuance or trade;
  the completeness, truth and accuracy of all facts set forth in official public records and certificates and other documents supplied by public officials;
  that no effective order, ruling or decision is issued or granted by a court or regulatory or administrative authority that has the effect of precluding or restricting the issuances or trades referred to our opinion; and
  that, for the purpose of our opinion set forth in paragraph 10 below, such first trade is not a transaction or a series of transactions involving purchases and sales of securities in the course of or incidental to a "distribution" within the meaning of section 1(1) of the B.C. Securities Act.

Wherever this opinion is qualified by the phrase "of which we are aware" or "to our knowledge" or words of like effect with respect to the existence or absence of facts, it is intended to indicate that during the course of our representation of the Company in connection with the matters contemplated by the Stock Purchase Agreement, and during the course of our examination referred to above, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

We are qualified to practice law in the Province of British Columbia and to express legal opinions with respect to the laws of such province and the laws of Canada applicable therein. The opinions expressed below are to be construed in accordance with such laws in effect on the date hereof. We have not made an examination of the laws of any jurisdiction other than those specified and we do not express any opinion with respect to the laws of any other jurisdiction.

OPINION

Based on and subject to the foregoing, we are of the opinion that:

  The Common Shares have been duly and validly allotted and issued as fully paid and non-assessable common shares of the Company.
  The Company is a company duly continued and validly existing as a company in good standing under the laws of British Columbia and has all requisite corporate power and authority to conduct its business as it is described in the Company's Annual Information Form on Form 20-F for the financial year ended April 30, 2003 (the "AIF") and is, according to the records of the Registrar of Companies of British Columbia, in good standing with respect to the filing of annual returns.

  The authorized capital of the Company consists of (i) 300,000,000 Common Shares, of which 54,822,401 Common Shares are outstanding as at July 30, 2004 and (ii) 100,000,000 preferred shares.
  The execution and delivery by the Company of the Stock Purchase Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Stock Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
  To our knowledge the execution and delivery of the Agreement, the performance of the covenants of the Company thereunder, the compliance by the Company with the terms and conditions thereof and the issue and sale of the Securities of the Subscriber do not constitute and will not constitute, with notice or lapse of time or with both notice and lapse of time, a breach of, or default under, any statute or regulation of the Province of British Columbia or any federal statute or regulation of Canada having the force of law binding upon the Company and do not and will not conflict with the articles or by-laws of the Company, any resolution of the directors or shareholders of the Company.
  The TSX has accepted notice of the private placement and conditionally approved the listing of the Common Shares on the TSX, subject to the Company fulfilling the requirements specified in the letter dated July 23, 2004 from the TSX, together with follow-up correspondence from the TSX, copies of which are attached hereto.
  Based in part upon your representations in the Stock Purchase Agreement, the offer, issuance and sale by the Company of the Common Shares to Strata is exempt from the registration and the prospectus requirements of the B.C. Securities Act.
  The only filing, proceeding, approval, consent or authorization required to be made, taken or obtained under the provisions of the B.C. Securities Act to permit the offer and sale of the Common Shares is the filing, within 10 days of the date of such issuance and sale, (a) with the British Columbia Securities Commission of a report prepared and executed in accordance with Form 45-103F4 as required by section 139 of the rules made under the B.C. Securities Act together with the appropriate fees and a completed fee checklist, and (b) with the British Columbia Securities Commission of a Form 45-102F2 prepared and executed in accordance with Multilateral Instrument 45-102 - Resale of Securities ("MI 45-102").
  The Company is a reporting issuer under the B.C. Securities Act.
  The first trade in the Common Shares is exempt from, or is not subject to, the prospectus requirements of the B.C. Securities Act and no documents are required to be filed, no proceedings are required to be taken, and no approvals, permits, consents or authorizations of securities regulatory authorities in British Columbia are required to be obtained in connection with any such trade, provided that:

  the Company has been a reporting issuer in a jurisdiction of Canada for the four months preceding the trade;
  at least four months have elapsed from the date hereof;
  the trade is not from the holdings of a "control person" (as defined in section 1(1) of the B.C. Securities Act);
  no unusual effort is made to prepare the market or to create a demand for the Common Shares;
  no extraordinary commission or consideration is paid to a person or company in respect of the trade;
  if selling security holder is an insider of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation; and
  the certificates representing the securities carry the legend provided under Section 2.5(2)(3) of MI 45-102.

The opinions expressed above are expressly subject to the following qualifications:

    the legality, binding effect and enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor's rights;
    no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;
    the enforcement of any rights of Strata against the Company with respect to indemnity, contribution or waiver may be limited by applicable laws and may or may not be ordered by a court on grounds of public policy and may therefore not be available in any applicable instances;
    no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;
    no opinion is given with respect to rights to indemnity and contribution;
    the legality, binding effect and enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:
      concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

  the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;
  the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;
  the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and
  the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;
    the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably;
    the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, and the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid; and
    a securities regulator under applicable securities laws has the authority to retroactively deny the benefit of an exemption otherwise provided for in the applicable securities laws where the regulator considers it necessary to do so to protect investors and/or the public interest.

This opinion relates exclusively to the transaction outlined above, is being furnished for the sole benefit of the addressee hereof and may not be used, circulated, quoted, relied upon, distributed or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. This opinion is limited to the matters stated herein as at the date hereof and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

SCHEDULE A

MICROLOGIX BIOTECH INC.

(the "Company")

GENERAL CORPORATE CERTIFICATE

To: Farris, Vaughan, Wills & Murphy

          The undersigned, ARTHUR J. AYRES, being the Vice President Finance and Chief Financial Officer of the Company, hereby certifies on behalf of the Company:
  I am aware of the circumstances surrounding the Stock Purchase Agreement dated as of August, 2004 (the "Stock Purchase Agreement"), between the Company and Strata Pharmaceuticals, Inc. relating to the issuance of 617,284 common shares, in the capital of the Company (the "Common Shares").
  The Company does not carry on any business nor own any material assets not disclosed in the Company's Annual Information Form on Form 20-F for the financial year ended April 30, 2003 (the "AIF") or other publicly disclosed document filed on the System for Electronic Document Analysis and Retrieval.
  The Company has filed its AIF with the securities regulatory authorities and has not received notice in writing from any regulator that the AIF is unacceptable. The AIF is in the form required by Form 44-101F1.
  No proceeding for the winding up, dissolution, liquidation, bankruptcy, merger, consolidation, amalgamation or liquidation of the Company is pending or threatened and no such proceeding is contemplated by the Company.
  The resolution of the directors of the Company passed at a meeting on July 26, 2004, approving the Stock Purchase Agreement and the issuance of the Common Shares in the capital of the Company is in full force and effect, and has not been amended, rescinded or altered in any way.
  The Company's Memorandum and Articles of Incorporation, as same appear in the corporate records of the Company provided to you, have not been amended or altered in any way.
  There is no action, suit, proceeding or investigation pending against the Company before any court or administrative agency, nor has the Company received any overt threat thereof, that questions the validity of the Stock Purchase Agreement.
  The Company hereby confirms that the Common Shares in the capital of the Company are listed on the Toronto Stock Exchange and that it is an issuer:
    that is a reporting issuer in 1 or more of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, and Quebec and is an "electronic filer" as defined in National Instrument 13-101 System for Electronic Document Analysis and Retrieval;

  that has not been notified by The Toronto Stock Exchange that it does not meet the requirements to maintain a listing of its equity securities thereon and the Company is not designated inactive, suspended or the equivalent;
  I make this certificate solely in my capacity as an officer of the Company and not in my personal capacity.

  DATED this ____ day of August, 2004.

  MICROLOGIX BIOTECH INC.

  By:
  ARTHUR J. AYRES
  Vice President Finance
  Chief Financial Officer